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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pinnacle Systems, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-4 of Avid Technology, Inc. of our report dated July 26, 2004, except as to note 15, which is as of August 25, 2004, and except for the reclassification of Steinberg Media Technologies GmbH as discontinued operations, as described in notes 1 and 12 as to which the date is April 20, 2005, with respect to the consolidated balance sheets of Pinnacle Systems, Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2004, and our report on the related financial statement schedule, which reports appear in the current report on Form 8-K of Pinnacle Systems, Inc. filed April 20, 2005 and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.

Our report refers to a change in accounting for goodwill and other intangible assets effective July 1, 2002.

/s/ KPMG LLP
Mountain View, California April 25, 2005

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM